As filed with the Securities and Exchange Commission on January 5, 2024

Registration No. 333-276246

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	90-0273142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

____________________________

500 Union Street, Suite 810

Seattle, Washington 98101

206-903-1351

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

Ronald Erickson

Chief Executive Officer

500 Union Street, Suite 810

Seattle, Washington 98101

206-903-1351

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jessica M. Lockett, Esq.

Lockett + Horwitz, PLC

26632 Towne Centre Drive, Suite 300

Foothill Ranch, CA 92610

949-540-6540

____________________________

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 of Know Labs, Inc. (the “Company”) is being filed solely to (i) update the Incorporation by Reference section hereto to (a) include an amended description of incorporation by reference generally, and (b) to specifically incorporate by reference the Company’s Current Reports on Form 8-K filed subsequent to September 30, 2023, and (ii) to revise Item 16. “Exhibits” to provide an updated consent of the Company’s independent registered public accounting firm and opinion of legal counsel.

Except as described above, no changes have been made to the Registration Statement.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 5, 2024

KNOW LABS INC.

Prospectus

$18,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, rights and units that Know Labs, Inc. may sell from time to time in one or more offerings on terms to be determined at the time of sale. We refer to the common stock, preferred stock, debt securities, warrants, rights and units collectively as the “securities.” We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock trades on NYSE American under the symbol “KNW.” On December 21, 2023 the last sale price of our common stock on NYSE American was $0.53 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

 __________________________________________________________________

 The date of this prospectus is        , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and any free writing prospectus we may authorize for use in connection with such offering, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus we may authorize for use in connection with such offering, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

As used in this Registration Statement on Form S-3 (this “Form S-3”), unless the context otherwise requires, the terms “we,” “us,” “our,” “Know Labs” and the “Company” refer to Know Labs, Inc., a Nevada corporation.

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FORWARD-LOOKING STATEMENTS

This Form S-3 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this Form S-3 regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expectations for revenues, cash flows and financial performance, the anticipated results of our development efforts and the timing for receipt of required regulatory approvals and product launches. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	expected product development outcomes, including obtaining regulatory clearance;

•	expected changes in our revenue, costs or expenditures;

•	growth of and competition trends in our industry;

•	our expectations regarding demand for, and market acceptance of, our products;

•	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;

•	the adequacy of protections afforded to us by the patents that we own and the success we may have in, and the cost to us of, maintaining, enforcing and defending those patents;

•	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

•	our need to secure required FDA and other regulatory approvals from governmental authorities in United States;

•	our expectation regarding the use of proceeds from this offering;

•	fluctuations in general economic and business conditions in the markets in which we operate; and

•	our success at managing the risks involved in the foregoing items; and

•	other factors discussed in the Risk Factors sections of this Form S-3.

Any forward-looking statement made by us herein is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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THE COMPANY

Know Labs is an emerging leader in non-invasive medical diagnostics. We are focused on the development and commercialization of our proprietary sensor technology utilizing radio and microwave spectroscopy. When paired with our machine learning platform, our technology is capable of uniquely identifying and measuring almost any material or analyte using electromagnetic energy to detect, record, identify, and measure the unique “signature” of said materials or analytes.

The first application of our sensor technology is in a product to non-invasively monitor blood glucose levels. Our device will provide the user with real-time information on their blood glucose levels.  We recently announced our Generation 1 working prototype device.  This device embodies the sensor which has been used in internal clinical testing.  We have also announced the work our R&D team is doing on the Generation 2 of our device, which is a wearable format and could be a final form factor, ready for commercial application. We are expanding our testing, both internally and externally, and will refine the device over time, which will require FDA clearance before entering the market.

Following FDA clearance of our non-invasive blood glucose monitoring device, Know Labs plans to expand its sensor technology to other non-invasive medical diagnostic applications. As a platform technology, it can identify numerous other analytes in the human body that are important in medical diagnostics and human health and wellness.

While medical diagnostics applications, with blood glucose monitoring paramount, are the focus of Know Labs, the Company’s proprietary radio frequency and microwave spectroscopy platform have broad applicability outside of the medical diagnostic realm.  Over time, as resources allow, the Company will explore those opportunities.

Company Information

Our principal executive offices are located at 500 Union Street, Suite 810, Seattle, Washington, USA, 98101. Our telephone number is (206) 903-1351. Our website address is www.knowlabs.co. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference in this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for working capital and general corporate purposes, which may include funding product development and commercialization activities.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale.  The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement.  We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.  The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.  We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them.  In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market.  Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.  Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act.  With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of our shares of common stock.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and Second Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the Nevada Revised Statutes (the “NRS”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Articles of Incorporation and our Bylaws and the NRS. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see the discussion below under the heading “Where You Can Find More Information.”

We may offer our common stock issuable upon the conversion of debt securities or preferred stock and upon the exercise of warrants.

Authorized Capital

Our authorized capital stock currently consists of:

•	200,000,000 shares of common stock, par value $0.001 per share; and

•	5,000,000 shares of “blank check” preferred stock, par value $0.001 per share (see “Description of Preferred Stock We May Offer”).

Outstanding Shares of Capital Stock. Our common stock is the only security of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. All outstanding shares of our capital stock are fully paid and nonassessable. As of December 19, 2023, there were 81,346,524 shares of common stock issued and outstanding, held by holders of record.

Voting Rights

Except as otherwise required by Nevada law, at every annual or special meeting of stockholders, every holder of common stock is entitled to one vote per share. There is no cumulative voting in the election of directors.

Dividend and Liquidation Rights

Subject to any preferential rights of any outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors (“Board of Directors”) on the common stock out of legally available funds. We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any preferential rights of any outstanding preferred stock.

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including our Series C Convertible Preferred Stock and Series D Convertible Preferred Stock.

Our shares of common stock are listed on the NYSE American under the symbol “KNW.”

We have appointed Equiniti Trust Company located at 6201 15th Avenue, Brooklyn, New York 11219, telephone number (800) 937-5449, as the transfer agent for our common stock.

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DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to the Articles of Incorporation or certificate of designations with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by the Articles of Incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

Our authorized preferred stock currently consists of:

•	5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which:

•	30,000 shares have been designated as our Series C Convertible Preferred Stock, $0.001 par value per share; and

•	20,000 shares have been designated as our Series D Convertible Preferred Stock, $0.001 par value per share.

Our preferred stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. All outstanding shares of our preferred  stock are fully paid and nonassessable. As of December 19, 2023, there were:

•	17,858 shares of Series C Convertible Preferred Stock issued and outstanding, held by one holder of record; and

•	10,161 shares of Series D Convertible Preferred Stock issued and outstanding, held by one holder of record.

A detailed description of the rights and preferences of each of the authorized and outstanding classes of preferred stock is set forth below.

Series C Convertible Preferred Stock

Of our authorized preferred stock, 30,000 shares have been designated as our Series C Convertible Preferred Stock, or the Series C Preferred Stock.

With respect to dividend rights and rights on liquidation, winding up and dissolution, shares of our Series C Preferred stock rank senior to our common stock and our Series D Convertible Preferred Stock. Holders of Series C Preferred Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to the Series C Preferred Stock. The rights, preferences and privileges of the holders of Series C Preferred Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any other series of preferred stock.

In addition to any class voting rights provided by the Nevada Revised Statutes or the certificate of designation for the Series C Preferred Stock, holders of Series C Preferred Stock have the right to vote, on an as-if-converted-to-common-stock basis (but subject to, and after giving effect to, the conversion limitations described below, applied effective as of the record date for determining the stockholders entitled to vote). Further, as long as any shares of Series C Preferred are outstanding, the Company shall not, among other things, without the affirmative vote of the holders of at least a majority on voting power of the outstanding shares of Series C Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Preferred Stock certificate of designation, (b) issue any other class or series of capital stock ranking senior to or on parity the Series C Preferred Stock as to dividends or up liquidation or reclassify any shares of common stock or any series of capital stock into shares having preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series C Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Each outstanding share of Series C Preferred Stock accrues cumulative dividends at a rate equal to 8.0% per annum of the Series C Preferred Stock stated value (currently $70.00, subject to adjustment as provided in the Series C Preferred Stock certificate of designation).  Dividends, whether accrued, declared or payable are payable solely in the form of additional shares of Series C Preferred Stock and shall not in any circumstances be accrued or payable in cash.  Such dividends are payable only upon conversion of the shares of Series C Preferred Stock, or when, as and if otherwise declared by our board of directors.

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Each holder of any shares of Series C Preferred Stock has the right, at its option at any time, to convert such holder’s shares of Series C Preferred Stock into shares of our common stock in accordance with the terms of the Series C Preferred Stock certificate of designation.  Further, we may also require, upon notice, the conversion of any or all shares of the Series C Preferred Stock into our common stock provided that the shares issuable upon such conversion meet certain resale eligibility requirements, and our common stock has been approved for listing on specified stock exchanges, all as set forth in the Series C Preferred Stock certificate of designation. However, we shall not effect a conversion of the Series C Preferred Stock, whether voluntary or mandatory, and the holder of any shares of Series C Preferred Stock shall not have the right to voluntarily convert such holder’s shares of Series C Preferred Stock, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion.  By written notice to the Corporation, a holder may from time to time increase or decrease such percentage to any other percentage not less than 4.99% and not in excess of 9.99% specified in such notice; provided that any such increase or decrease will only be effective for that holder and will not be effective until the 61st day after such notice is delivered to us.

The Series C Preferred Stock also has price-based, “full-ratchet,” and proportional anti-dilution rights, based on issuance or deemed issuances of our securities below the current conversion price of $0.25 per share, all as set forth in the Series C Preferred Stock certificate of designation.

Series D Convertible Preferred Stock

Of our authorized preferred stock, 20,000 shares have been designated as our Series D Convertible Preferred Stock, or the Series D Preferred Stock. With respect to dividend rights and rights on liquidation, winding up and dissolution, shares of our Series D Preferred Stock rank senior to our common stock but junior to our Series C Preferred Stock. Holders of Series D Preferred Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to the Series D Preferred Stock. The rights, preferences and privileges of the holders of Series D Preferred Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any other series of preferred stock.

In addition to any class voting rights provided by the Nevada Revised Statutes or the certificate of designation for the Series D Preferred Stock, holders of Series D Preferred Stock have the right to vote, on an as-if-converted-to-common-stock basis (but subject to, and after giving effect to, the conversion limitations described below, applied effective as of the record date for determining the stockholders entitled to vote). Further, as long as any shares of Series D Preferred are outstanding, the Company shall not, among other things, without the affirmative vote of the holders of at least a majority on voting power of the outstanding shares of Series D Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Series D Preferred Stock certificate of designation, (b) issue any other class or series of capital stock ranking senior to or on parity the Series D Preferred Stock as to dividends or up liquidation or reclassify any shares of common stock or any series of capital stock into shares having preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series D Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Each outstanding share of Series D Preferred Stock accrues cumulative dividends at a rate equal to 8.0% per annum of the Series D Preferred Stock stated value (currently $70.00, subject to adjustment as provided in the Series D Preferred Stock certificate of designation).  Dividends, whether accrued, declared or payable are payable solely in the form of additional shares of Series D Preferred Stock and shall not in any circumstances be accrued or payable in cash.  Such dividends are payable only upon conversion of the shares of Series D Preferred Stock, or when, as and if otherwise declared by our board of directors.

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Each holder of any shares of Series D Preferred Stock has the right, at its option at any time, to convert such holder’s shares of Series D Preferred Stock into shares of our common stock in accordance with the terms of the Series D Preferred Stock certificate of designation. Further, we may also require, upon notice, the conversion of any or all shares of the Series D Preferred Stock into our common stock provided that the shares issuable upon such conversion meet certain resale eligibility requirements, and our common stock has been approved for listing on specified stock exchanges, all as set forth in the Series D Preferred Stock certificate of designation. However, we shall not effect a conversion of the Series D Preferred Stock, whether voluntary or mandatory, and the holder of any shares of Series D Preferred Stock shall not have the right to voluntarily convert such holder’s shares of Series D Preferred Stock, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion.  By written notice to the Corporation, a holder may from time to time increase or decrease such percentage to any other percentage not less than 4.99% and not in excess of 9.99% specified in such notice; provided that any such increase or decrease will only be effective for that holder and will not be effective until the 61st day after such notice is delivered to us.

The Series D Preferred Stock also has price-based, “full-ratchet,” and proportional anti-dilution rights, based on issuance or deemed issuances of our securities below the current conversion price of $0.25 per share, all as set forth in the Series D Preferred Stock certificate of designation.

Preferred Stock We May Offer

Our articles of incorporation authorize our board of directors, without stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series, and to determine the designation, preferences, limitations and relative rights thereof, including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting.  Our authorized but unissued shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The Board of Directors has the authority to issue preferred stock in one or more series, each of which will have such distinctive designation or title as shall be determined by the Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, whole or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The designations, powers, rights and preferences of the preferred stock could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

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•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money and senior series of Preferred Stock. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our amended and restated certificate of incorporation so permits.

Dividends

Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by the Board of Directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by the Board of Directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility

Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Know Labs, Inc., holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. If the liquidation amounts payable are insufficient to pay any distribution to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights, the holders of the preferred stock of that series will receive nothing. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred stock of each series will have voting rights as required by law or as described in the applicable prospectus supplement.

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No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the prospectus supplement;

•	as provided in our Articles of Incorporation and in any certificate of designation; or

•	as otherwise required by law.

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 DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Know Labs, Inc., to be issued in one or more series, which may include either senior debt securities, subordinated debt securities or senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities and any guarantees that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which the debt securities are issued as supplemented by any supplemental indenture applicable to the debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

Information You Will Find in the Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

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•

the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•	the place or places where the principal and interest on the series of debt securities will be payable;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•

if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•

the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

•

the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

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Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement.

Senior Debt

We may issue senior debt securities under the indenture. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a variable rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

•	any discounted debt securities; and

•	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depository for the registered global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; and

•	by the depository or any nominee to a successor of the depository or a nominee of the successor.

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The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or dealers participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of Know Labs, Inc., the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

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•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or

•	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•

the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by Know Labs

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

•

failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

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Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add guarantees to or secure any series of debt securities;

•

to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•

to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•

to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•

to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•

to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

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•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

•	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the final maturity of the principal of, or any installment of interest on, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

•	modify the ranking or priority of the securities; or

•	reduce any premium payable upon the redemption of any debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

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The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity, unless:

o

the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

o

immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

o

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The phrase “substantially all” of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “substantially all” of our assets has occurred.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of Know Labs, as such, shall have any liability for any obligations of Know Labs under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of Know Labs. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

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Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of Know Labs, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

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DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.

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DESCRIPTION OF UNITS WE MAY OFFER

We may issue units composed of any combination of our debt securities, common stock, preferred stock, warrants, and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “— Description of Debt Securities We May Offer,” “— Description of Common Stock We May Offer,” “— Description of Preferred Stock We May Offer” and “— Description of Warrants We May Offer” above, and “— Description of Rights We May Offer” below, will apply to each unit and to each security included in each unit, respectively.

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DESCRIPTION OF RIGHTS WE MAY OFFER

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities We May Offer,” “— Description of Common Stock We May Offer” and “— Description of Preferred Stock We May Offer” above, will apply, as applicable, to any rights we offer.

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CERTAIN PROVISIONS OF NEVADA LAW AND OF THE COMPANY’S ARTICLES OF

INCORPORATION AND BYLAWS

The following paragraphs regarding certain provisions of the Nevada Revised Statues, the Articles of Incorporation, and the Bylaws are summaries of the material terms thereof and do not purport to be complete. We urge you to read the applicable prospectus supplements, any related free writing prospectuses related to a security that we may offer under this prospectus, the NRS, and the Articles of Incorporation and Bylaws. Copies of the Articles of Incorporation and Bylaws are on file with the SEC as exhibits to filings previously made by us. See “Where You Can Find More Information.”

General

Provisions of the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition could benefit our stockholders. Such provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws can have the effect of enhancing continuity and stability in the composition of our board of directors and the policies formulated by the board of directors, and can also have the effect of discouraging certain types of transactions that may involve an actual or threatened change of control of our company. These provisions also may have the effect of reducing our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Nevada Anti-Takeover Statutes

The Nevada Revised Statutes, or NRS, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. Neither our original articles of incorporation nor our current articles of incorporation include such an election.

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NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).  The Nevada Revised Statutes also provide that any director may be removed from our board of directors by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote, and this standard is also reflected in our bylaws.

Bylaws

Our bylaws contain limitations as to who may call special meetings and also establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

Undesignated Preferred Stock

Our board of directors has the ability to issue preferred stock with voting or other rights, preferences and privileges that could have the effect of deterring hostile takeovers or delaying changes in control of our Company or management.

Cumulative Voting

Our Articles of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Vacancies

Our Articles of Incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Actions at Meetings of Stockholders; Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our Articles of Incorporation and Bylaws require that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of the stockholders and may be taken without a meeting or vote, by written consent,  if the action is taken by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Our Articles of Incorporation and Bylaws also provide that special meetings of stockholders may be called from time to time only by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, and not at the request of any other person or persons. In addition, the Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the Board of Directors or by a stockholder who gives written notice to us not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Such stockholder’s notice must set forth certain information required by the Bylaws. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

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LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by Lockett + Horwitz, A Professional Law Corporation, Foothill Ranch, California.

EXPERTS

The consolidated financial statements of Know Labs, Inc. (the “Company”) as of September 30, 2023 and 2022 and for each of the two years in the period ended September 30, 2023, incorporated in this Amendment No. 1 to Registration Statement on Form S-3 by reference to the Annual Report on Form10-K for the year ended September 30, 2023, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm,  given on the  authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our web site is located at www.knowlabs.co. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to Know Labs, Inc., 500 Union St., Suite 810, Seattle, Washington 98101; Telephone: (206) 903-1351.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, which was filed on December 19, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on October 30, 2023, October 31, 2023, November 8, 2023, December 1, 2023, and December 14, 2023.

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 4, 2023;

•

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement,  on Form S-1, originally filed with the Commission on July 29, 2022, as amended (No. 333-266423), which description is incorporated by reference into the Registrant’s Registration Statement on Form 8-A, originally filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on September 15, 2022 (No. 001-37479), including any further amendment or report filed hereafter for the purpose of updating such description

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

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We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Know Labs, Inc.

500 Union St., Suite 810

 Seattle, Washington 98101

Attention: Corporate Secretary

ask@knowlabs.co

www.knowlabs.co

Telephone: (206) 903-1351

Copies of the above reports may also be accessed from our website at www.knowlabs.co. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

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KNOW LABS, INC.

$18,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

________________________________________

PROSPECTUS

________________________________________

, 2024

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$2,656.80
Printing Expenses	*
NYSE Listing Fees	*
Trustee Fees and Expenses	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Miscellaneous	*
Total	*

*	These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation. The Nevada Revised Statutes, or NRS, and certain provisions of our articles of incorporation and bylaws under certain circumstances provide for indemnification of our directors, officers, employees and agents against certain liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is set forth below, but this description is qualified in its entirety by reference to our articles of incorporation and bylaws and to the relevant statutory provisions, including NRS 78.7502, 78.751 and 78.752.

In general, our articles of incorporation provide that any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws further provide that each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the NRS against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

NRS 78.751 provides that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law if such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action. However, NRS 78.752 permits us to purchase and maintain insurance on behalf of our directors, officers, employees or agents against any liability asserted against or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liabilities.

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To the maximum extent permitted by law, our articles of incorporation eliminate or limit the liability of our directors to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director.  NRS 78.138(7) further provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a Nevada corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

We have entered into separate indemnification agreements with our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our articles of incorporation and bylaws.

We have a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act of 1934, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement *

4.1	Form of certificate representing shares of preferred stock of Know Labs Inc.*

4.2	Form of certificate of designations for preferred stock*

4.3	Form of Indenture relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness †

4.4	Form of senior debt security*

4.5	Form of senior subordinated debt security*

4.6	Form of subordinated debt security*

4.7	Form of warrant agreement*

4.8	Form of warrant certificate*

4.9	Form of rights agreement*

4.10	Form of rights certificate*

4.11	Form of unit certificate*

5.1	Opinion of Lockett + Horwitz PLC (filed herewith)

23.1	Consent of BPM LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Lockett + Horwitz PLC (contain in Exhibit 5.1 to the registration statement filed herewith)

24.1	Power of Attorney (set forth on signature page of this registration statement) †

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended**

107	Filing Fee Table †

*	To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	To be filed, if necessary, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

†	Previously filed.

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Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(6)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(7)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, Washington, on this 5th day of January, 2024.

Know Labs, Inc.

/s/ Ronald P. Erickson
Ronald P. Erickson
Chief Executive Officer
(Principal Executive Officer)

/s/ Peter Conley
Peter Conley
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on January 5, 2024.

Signature	Title

/s/ Ronald P. Erickson	Chief Executive Officer
Ronald P. Erickson	(Principal Executive Officer), Director

/s/ Peter Conley	Chief Financial Officer
Peter Conley	(Principal Financial and Accounting Officer)

/s/ ***	Director
Jon Pepper

/s/ ***	Director
William A. Owens

/s/ ***	Director
Ichiro Takesako

/s/ ***	Director
John Cronin

/s/ ***	Director
Timothy Londergan

/s/ ***	Director
Larry K. Ellingson

***By:	/s/ Ronald P. Erickson
Ronald P. Erickson Attorney-in-fact

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